Exhibit 99.1

SETTLEMENT AND VOTING AGREEMENT

THIS SETTLEMENT AND VOTING AGREEMENT (this "Agreement") is made as of   November 24, 2010 by and between National Investment Managers Inc., a Florida corporation (the "Company"), and CAMOFI Master LDC, a Cayman Islands limited duration company ("CAMOFI") and Richard Smithline ("Smithline").

RECITALS

WHEREAS, except where the context otherwise indicates, the capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1 below;

WHEREAS, CAMOFI has asserted certain claims against the Company in a lawsuit (the "Lawsuit") filed in 2009 in the United States District Court for the Southern District of New York (Index No.: 09 CIV 7094);

WHEREAS, as of the date hereof, the Company has 2,420,000 outstanding shares of Series A 12% Cumulative Convertible Preferred Stock (the "Series A Preferred"), of which CAMOFI owns 1,100,000 shares and Smithline owns up to100,000 shares, if any;

WHEREAS, according to its Certificate of Designation, the Series A Preferred (i) is senior to all other classes of Preferred Stock; (ii) has a Stated Value of $.50 per share,  (iii) has a Liquidation Preference equal to two times the Stated Value per share plus declared and unpaid dividends, and (iv) is entitled to dividends of 12% per annum, when and if declared by the Company;

WHEREAS,  the Company is considering strategic alternatives for the recapitalization of the Company, including refinancing its debt, raising equity capital and/or the sale (a "Sale") of the Company to a third party;

WHEREAS, under the respective Certificates of Designation for the Preferred Stock,  in the event of a Sale, the holders of the Series A Preferred would be entitled to receive a Liquidation Preference, prior to and in preference to the holders of the Junior Preferred Stock and the Common Stock;

WHEREAS, in consideration of (i) the delivery by the Company to CAMOFI of the Note, and (ii) payment in cash in full to CAMOFI of all amounts outstanding under the Note, and to CAMOFI and Smithline of the Stated Value in respect of the shares of Series A Preferred owned by each of them upon consummation of an Approved Sale, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions contained in this Agreement (a) CAMOFI is willing to dismiss the Lawsuit and (b) CAMOFI and Smithline are willing to commit to vote their shares of Series A Preferred in favor of an Approved Sale and in favor of an amendment to the Company's Articles of Incorporation or the Certificate of Designation for the Series A Preferred aligning the rights of the Series A Preferred with the consideration provided to the Series A Preferred in an Approved Sale.

Exhibit 99.1

NOW, THEREFORE, in consideration of the agreements of the parties herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions

As used herein, the following terms have the following meanings.

1.1.           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, is a director or officer of such Person, or, with respect to an individual, is a spouse, lineal ancestor or descendant of such Person.  For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

1.2.  "Approved Sale" means a  purchase by a third party of all or substantially all of the Company's business and assets for cash consideration, by means of merger, sale of stock or assets, or a combination thereof, pursuant to an agreement or agreements that provide for Available Sale Proceeds of not less than $8 million that will be distributed in the following order of priority:

(a)  First, the holders of the Series A Preferred will receive such Series A Preferred’s Stated Value of $.50 per share for each share of Series A Preferred held by each such holder (the "Series A Consideration"); and

(b)  Second, the holders of the Common Stock will receive up to 12% of the Available Sale Proceeds remaining after payment of the Series A Consideration; and the balance of such remaining Available Sale Proceeds, to the extent sufficient therefor, shall be distributed to holders of the Junior Preferred Stock  in accordance with the Voting Agreement (defined hereinafter).

1.3.  "Available Sale Proceeds" means  the aggregate net proceeds from an Approved Sale available for distribution or payment to the Company's shareholders after payment of outstanding debt that is not assumed by the Buyer in the case of a sale of assets or that is required to be paid out of the merger consideration in the case of a merger, including payment of the Note.

1.4  "CAMOFI Released Parties" means CAMOFI and its officers, directors, employees, investors, attorneys, successors, predecessors, agents, subsidiaries, representatives, assigns, and Smithline and his attorneys, agents, representatives, assigns and, with respect to any of the foregoing parties that is an individual, the heirs, administrators and executors of such individual, or any other Affiliate of CAMOFI or Smithline.

Exhibit 99.1

1.5  "CAMOFI Releasing Parties" means CAMOFI and Smithline, individually and collectively, on their behalf and on behalf of their respective attorneys, successors, predecessors, agents, subsidiaries, representatives, assigns and, with respect to any of the foregoing parties that is an individual, the heirs, administrators and executors of such individual, or any other Affiliate of CAMOFI or Smithline.

1.6   "Certificate of Designation" means, with respect to any Series of Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations, or, in the case of the Series A, the Articles of Amendment to the Articles of Incorporation, that set(s) forth the rights and preferences of such Series of Preferred Stock.

1.7  "Common Stock" means the common stock, $.001 per share, of the Company.

1.8   "Company Released Parties" means the Company and its officers, directors, employees, attorneys, successors, predecessors, agents, subsidiaries, representatives, assigns and, with respect  to any of the foregoing parties that is an individual, the heirs, administrators and executors of such individual, or any other Affiliate of the Company.

1.9  "Company Releasing Parties" means the Company on its own behalf and on behalf of its attorneys, successors, predecessors, agents, subsidiaries, representatives, assigns and, with respect to any of the foregoing parties that is an individual, the heirs, administrators and executors of such individual, or any other Affiliate of the Company.

1.10  "Junior Preferred Stock" means, collectively, the following Series of Preferred Stock:

(a)  the Series B Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred");

(b)  the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred");

(c)  the Series D Cumulative Convertible Preferred Stock (the "Series D Preferred");  and

(d)  the Series E 12% Cumulative Convertible Preferred Stock (the "Series E Preferred").

1.11  "Liquidation Preference" means, with respect to any Series of Preferred Stock, the amount per share that the Certificate of Designation for such Series (and in the case of the Series A Preferred, the Articles of Amendment to the Articles of Incorporation), provides the holders of such Series will be entitled to receive upon any liquidation, dissolution or winding-up of the Company before any payment shall be made to the holders of any Common Stock or other securities stated to be junior to such Series.

1.12    "Note" means a $440,000 subordinated promissory note in the form attached hereto as Exhibit A, duly executed by the Company.

Exhibit 99.1

1.13    "Person" means an individual, partnership, corporation, limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture, or any other entity.

1.14  "Preferred Stock" means the Series A, Series B, Series C, Series D and Series E Preferred.

1.15   "Stated Value" means, with respect to any Series of Preferred Stock, the amount set forth in the Certificate of Designation for such Series (and in the case of the Series A Preferred, the Articles of Amendment to the Articles of Incorporation), as the Stated Value of a share.

SECTION 2.  Delivery of the Note; Payment of Series A Consideration; Representations and Warranties by the Company.

2.1(a)      Simultaneously with the execution and delivery of this Agreement, the Company is delivering the Note to CAMOFI.

 (b)      Simultaneously with or immediately after the consummation of an Approved Sale, the Company shall pay, or cause to be paid, to each of CAMOFI and Smithline in cash the full amount of Series A Consideration based on their respective shares of Series A Preferred.

2.2           The execution and delivery by the Company of this Agreement and the Note have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Note have been duly executed and delivered by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.3           The execution and delivery by the Company of this Agreement and the Note do not, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of, or default or event of default of (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to (i) any provision of the Company's Articles of Incorporation or By-laws, each as in effect on the date hereof, (ii) except as set forth on Schedule 2.4, any contract, agreement, instrument or document to which the Company or any of its Affiliates is a party, or (iii) any statute, law, order, decree, rule, regulation or judgment binding upon the Company or any of its Affiliates.

2.4           Except as set forth on Schedule 2.4 attached hereto, the Company does not require the consent, approval, order, or authorization from any third party in connection with the execution and delivery of this Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby.

Exhibit 99.1

2.5           The Company and certain holders of Preferred Stock and Common Stock have entered into a Voting Agreement dated as of November 24,  2010, a copy of which is attached hereto as Exhibit B (the "Voting Agreement").  Other than this Agreement, the Voting Agreement and the Certificate of Designation for each Series of Preferred Stock, there does not exist any agreement between the Company and any holder of Preferred Stock or Common Stock providing for the payment by the Company of any consideration, directly or indirectly, in respect of such equity securities and, upon consummation of an Approved Sale, no holder of Preferred Stock or Common Stock will receive any payment, directly or indirectly, in consideration of such equity securities other than as provided in this Agreement and the Voting Agreement.

SECTION 3.  Settlement of the Lawsuit

3.1.  The CAMOFI Releasing Parties hereby accept delivery of the Note as complete and final settlement, satisfaction, compromise and release of any and all claims against the Company, including all claims that were or could have been asserted in the Lawsuit.  Each of the CAMOFI Releasing Parties hereby irrevocably and unconditionally releases, acquits and forever discharges the Company Released Parties from any claims of any nature whatsoever, past or present, pending or not pending, known or unknown, foreseen or unforeseen, which such CAMOFI Releasing Party now has, owns, or holds or claims to have, own or hold or which at anytime prior to the date hereof has owned or held or has claimed to have had, owned or held against any of the Company Released Parties through and including the date of this Agreement; provided, however, that the release contained in this Section 3.1 applies to the actions, inactions and omissions, of any of the Company Released Parties solely as they relate to the Company.

3.2   Promptly after the date hereof, CAMOFI shall dismiss, with prejudice, all claims and causes of action against the Company in the Lawsuit.

3.3.  Nothing in the Agreement shall be deemed to be or be construed to be an admission of liability by the parties and any such liability is expressly denied.

3.4    The parties expressly acknowledge and agree that notwithstanding anything contained in this Agreement to the contrary, the CAMOFI Releasing Parties are not releasing the Company Released Parties from (i) any failure to deliver the Note or any breach by the Company of any of the terms of the Note, or (ii) any breach by the Company of any of the terms of this Agreement.

3.5   Each of the Company Releasing Parties hereby irrevocably and unconditionally releases, acquits and forever discharges the CAMOFI Released Parties from any claims of any nature whatsoever, past or present, pending or not pending, known or unknown, foreseen or unforeseen, which such Company Releasing Party now has, owns, or holds or claims to have, own or hold or which at anytime prior to the date hereof has owned or held or has claimed to have had, owned or held against any of the CAMOFI Released Parties through and including the date of this Agreement; provided, however, that the release contained in this Section 3.5 applies to the actions, inactions and omissions, of any of the CAMOFI Released Parties solely as they relate to the Company.

Exhibit 99.1

SECTION 4.  Voting Agreement

4.1.  Subject to and expressly conditioned upon CAMOFI and Smithline receiving (i) the Note simultaneously with the execution hereof, and payment in full in cash of such Note simultaneously with or immediately after the consummation of an Approved Sale, and (ii) the full amount of the Series A Consideration in respect of their shares of Series A Preferred simultaneously with, or immediately after, the consummation of an Approved Sale, CAMOFI and Smithline each agree (a) to vote the Series A Preferred shares owned by it/him in favor of an Approved Sale at any meeting of shareholders of the Company called for the purpose of voting on such Approved Sale, (b), if so requested by the Company, (i) to execute and deliver to the Person(s) designated by the Company a proxy, in a form provided by the Company, which form shall be reasonably acceptable to CAMOFI and Smithline, to vote such shares in favor of such Approved Sale at such meeting and/or (ii) to execute and deliver to the Company a written consent, in a form provided by the Company, which form shall be reasonably acceptable to CAMOFI and Smithline, to the adoption of a resolution or resolutions of, or other action by, shareholders of the Company approving such Approved Sale and related matters and (c) not to revoke or modify any such proxy or written consent except as requested by the Company.  Such agreement to vote, or execute and deliver a proxy or consent, as the case may be, shall apply to any action to be taken by shareholders of the Company with respect to such Approved Sale, including, but not limited to, (i) any vote of the Series A Preferred as a separate class and any vote of Preferred Stock and Common Stock as a single class, (ii) any vote on a proposed amendment of the Company's Articles of Incorporation or the Certificate of Designation for the Series A Preferred aligning the rights of the Series A Preferred with the consideration provided to the holders of the Series A Preferred in an Approved Sale and (iii) any vote on a proposed dissolution of the Company following an Approved Sale that takes the form of a sale of assets.  Notwithstanding the foregoing, the agreements in this Section 4.1 shall only apply to an Approved Sale approved by the Board of Directors of the Company, and CAMOFI and Smithline each agree to vote their shares of Preferred Stock against, not give a proxy or consent in favor of, or tender such shares in connection with, any sale not recommended to shareholders of the Company by the Board of Directors of the Company.

4.2.  CAMOFI and Smithline each represent and warrant that it/he has full legal power and authority to vote the shares of Series A Preferred Stock referred to as being owned by it/him in the Recitals above (in the case of Smithline, to the extent any such shares are owned by him) and does not, and none of its/his Affiliates nor any funds managed by it/him or any such Affiliates does, own or have the power to vote any other shares of Preferred Stock or Common Stock of the Company.  CAMOFI and Smithline agree that their respective obligations under this Section 4, including the voting obligations, shall apply to any additional  shares of Preferred Stock or Common Stock that it/he or any such fund or Affiliate acquires or becomes entitled to vote after the date hereof.  Notwithstanding anything contained in this Agreement to the contrary, failure by Smithline to deliver any shares of Series A Preferred Stock shall not affect any of the Company's obligations under this Agreement, the Note or any other agreement, document or instrument executed in connection herewith or therewith, except that the Company shall not have any obligation to pay Smithline Stated Value for any shares of Series A Preferred Stock he fails to deliver.

4.3  CAMOFI and Smithline each agree not to sell or otherwise transfer any of its/his shares of Series A Preferred unless the buyer or other transferee contemporaneously executes and delivers to the Company an instrument satisfactory to the Company by which such buyer or other transferee agrees to be bound by, observe and perform all of the provisions and obligations of CAMOFI or Smithline, as the case may be, contained in this Agreement.

Exhibit 99.1

4.4.  Subject to and expressly conditioned upon satisfaction in full by the Company of all of its obligations under the Note and this Agreement, and the truthfulness of the Company's representation and warranty contained in Section 2.5 of this Agreement, CAMOFI and Smithline each agree that their rights in connection with a consummated Approved Sale will be limited to the right to receive in cash (i) the Series A Consideration, and (ii) payment in full of the Note, and waive any claims to payments in respect of accrued and unpaid dividends or liquidation preference related to their shares of Series A Preferred.

4.5.  The obligations of CAMOFI and Smithline under this Section 4 shall expire on March 31, 2011.

SECTION 5.  General

5.1.  This Agreement reflects the entire agreement of the parties on the matters set forth herein and supersedes all prior negotiations, understandings, and agreements between or among the parties, whether oral or written.  This Agreement may only be modified or changed by a writing duly executed by the parties hereto and may not be orally modified, changed or altered in any way.

5.2.  This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of New York applicable to agreements to be wholly delivered and performed within said State

5.3.  All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice to the other parties):

The Company:	National Investment Managers, Inc.
485 Metro Place South, Suite 275
Dublin, OH 43017
Attention: Steven J. Ross
Fax no.:
E-mail address: sross@nivm.com

with a copy to:	Dinsmore & Shohl LLP
255 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Attention: Kim Martin Lewis, Esq.
Fax no. (513) 977-8141
Email address: kim.lewis@dinslaw.com

Exhibit 99.1

CAMOFI:	CAMOFI Master LDC
c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
New York, NY 10017
Attention: Michael Loew, Esq.
Fax no.: 646-758-6751
Email address: MLoew@Centrecourtam.com

Smithline	Richard Smithline
Chief Executive Officer
Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
NYC, NY 10017
Fax no.: 646-758-6751
Email address: RSmithline@Centrecourtam.com

5.4.  This Agreement may be executed in counterparts with the same force and effect as if a single original had been executed by all of the parties hereto.

5.5.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that the Company may not assign this Agreement or any of its obligations hereunder without the prior written consent of CAMOFI and Smithline, and any attempted assignment or delegation by the Company of this Agreement or any of its obligations hereunder without CAMOFI’s and Smithline’s prior written consent shall be void and of no effect.

[Signature Pages Follow]

Exhibit 99.1

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: Chief Executive Officer

CAMOFI MASTER LDC

By:	/s/ Michael Loew
Name: Michael Loew
Title: General Counsel

/s/ Richard Smithline
Richard Smithline

Exhibit 99.1

EXHIBIT A

SUBORDINATED PROMISSORY NOTE

$440,000
November 24, 2010

FOR VALUE RECEIVED, National Investment Managers Inc., a Florida corporation (“Maker”), hereby promises to pay CAMOFI Master LDC, a Cayman Islands corporation (the "Holder"), the principal amount of  Four Hundred Forty Thousand Dollars ($440,000), without interest, on the earlier of (i) the Sale Date (as defined below) or (ii) March 31, 2011 (the “Maturity Date”), in lawful money of the United States of America in cash or by wire transfer at the place designated in writing by the Holder and delivered to the Maker.  The "Sale Date" means the same business day as receipt by the Maker of the cash proceeds of the sale to a third party buyer of all or substantially all of the Maker's business and assets, by means of merger, sale of stock or assets, or a combination thereof.  In the event that Maker fails to pay this promissory note (the “Note”) in full on or prior to the Maturity Date, then any remaining unpaid portion of this Note shall accrue interest at the rate of ten percent (10%) per annum from the Maturity Date until the date on which this Note is paid in full.

The indebtedness evidenced hereby may be prepaid in whole or in part at any time without penalty.

At the option of the Holder, the entire unpaid principal balance of this Note, together with all accrued interest, shall be immediately due and payable upon the occurrence of any of the following (each, and “Event of Default”):

(a)           If the Maker shall default in the payment in full of this Note on or prior to the Maturity Date; or

(b)           If the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days; or

(c)           Any  representation or warranty  made by the Maker herein or in that certain Settlement and Voting Agreement of even date herewith among Maker, CAMOFI Master LDC and Richard Smithline (the “Settlement Agreement”) shall prove to have been false or incorrect, or Maker otherwise breaches the Settlement Agreement in any respect and the Holder delivers written notice to the Maker of the occurrence thereof; or

Exhibit 99.1

(d)          Maker shall (i) default in any payment of any amount or amounts of principal of or interest on any indebtedness, the aggregate principal amount of which indebtedness is in excess of $100,000 (other than "Senior Indebtedness," as defined below) or (ii) default in the observance or performance of any other agreement or condition relating to any indebtedness (other than "Senior Indebtedness") or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such indebtedness to become due prior to its stated maturity.

Upon the occurrence of any Event of Default, Maker will pay to the Holder reasonable attorneys’ fees, court costs and expenses incurred by the Holder in connection with the Holder’s efforts to collect the indebtedness evidenced hereby.

This Note is unsecured.

All rights and remedies available to the Holder pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently during an Event of Default by Maker pursuant to the provisions of this Note.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by Maker and the Holder.

Notwithstanding anything to the contrary in this Note or the Settlement Agreement, the Holder agrees that the indebtedness represented by this Note and the payment of principal and other amounts owed by Maker are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and any fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other enforcement expenses (including legal fees and disbursements), and other reimbursement or indemnity obligations related to such Senior Indebtedness.  As used herein, “Senior Indebtedness” means the principal of (and premium, if any) and interest on (i) all indebtedness of Maker arising in connection with (A) that certain Revolving Line of Credit and Term Loan Agreement, dated as of November 30, 2007, between Maker and RBS Citizens, National Association (“RBS”), and (B) that certain Securities Purchase and Loan Agreement, dated November 30, 2007, by and among Maker, Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, Lehman Brothers Commercial Bank and Woodside Agency Services, LLC, as collateral agent (collectively, “Woodside”); and (ii) any amendments, deferrals, renewals, increases, extensions or refinancings of any such Senior Indebtedness referred to in clause (i) above.  The Holder agrees to furnish to each of RBS and Woodside subordination agreements in the forms attached hereto as Exhibits A and B, respectively.  No payment shall be made by or on behalf of the Maker, or demand made by or on behalf of the Holder, on this Note until all Senior Indebtedness has been discharged by payment in full in cash.  The Holder acknowledges that at the date hereof the Maker is in default beyond applicable grace periods under the Senior Indebtedness evidenced by the Revolving Line and Credit and Term Loan Agreement and the Securities Purchase and Loan Agreement referred to above, in each case as amended.

Exhibit 99.1

This Note and all rights and obligations hereunder shall be governed by and construed under the laws of the State of New York without regard to any conflicts of law doctrine and shall be binding upon the successor, endorsees and permitted assigns.  If any provision hereof is or becomes invalid or unenforceable under any law of mandatory application, it is the intent of Maker and the Holder that such provision will be deemed severed and omitted herefrom, the remaining portions hereof to remain in full force and effect as written.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first written above.

NATIONAL INVESTMENT MANAGERS INC.
As Maker

By:
Name:
Title:

CAMOFI Master LDC
As Holder

By:
Name:
Title:

Exhibit 99.1

EXHIBIT B

Form of Voting Agreement